
<ARTICLE> 7
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               SEP-30-1999
<DEBT-HELD-FOR-SALE>                         2,667,602
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                                   6,836,263
<MORTGAGE>                                      14,912
<REAL-ESTATE>                                    4,308
<TOTAL-INVEST>                               9,566,617<F1>
<CASH>                                          47,719
<RECOVER-REINSURE>                               2,410
<DEFERRED-ACQUISITION>                         148,358
<TOTAL-ASSETS>                              10,405,485
<POLICY-LOSSES>                              2,619,671<F2>
<UNEARNED-PREMIUMS>                            473,606
<POLICY-OTHER>                                  49,989
<POLICY-HOLDER-FUNDS>                           16,888<F2>
<NOTES-PAYABLE>                                545,603<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       342,722<F4>
<OTHER-SE>                                   4,698,926<F4>
<TOTAL-LIABILITY-AND-EQUITY>                10,405,485
<PREMIUMS>                                   1,278,412
<INVESTMENT-INCOME>                            288,345
<INVESTMENT-GAINS>                              39,779
<OTHER-INCOME>                                   9,745
<BENEFITS>                                     943,159
<UNDERWRITING-AMORTIZATION>                    269,258<F5>
<UNDERWRITING-OTHER>                           136,420<F5>
<INCOME-PRETAX>                                267,444
<INCOME-TAX>                                    59,667
<INCOME-CONTINUING>                            207,777
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   207,777
<EPS-BASIC>                                       1.26
<EPS-DILUTED>                                     1.24
<RESERVE-OPEN>                               1,840,323<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                              1,927,379<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1>Equals the sum of Fixed maturities, Equity securities and other Invested assets
<F2>Equals the sum of Life policy reserves and Losses and loss expenses less the
Life Company liability for Supplementary contracts without Life contingencies of $5,145 which is classified as Other Policyholder Funds
<F3>Equals the sum of Notes payable, the 5.5% Convertible Senior Debentures and the 6.9% Senior Debentures
<F4>Equals the total Shareholders' Equity
<F5>Equals the sum of Commissions, Other operating expenses, Taxes and licenses and fees, Increase in deferred acquisition costs, Interest expense and other expenses
<F6>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1998
<F7>Equals the net reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of September 30, 1999

